UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2006
SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	0-29185 (Commission File Number)	52-2088326 (IRS Employer Identification No.)
5125 Lankershim Boulevard, North Hollywood, California 91601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (818) 487-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01 Entry into a Material Definitive Agreement.
On December 5, 2006, the Company entered into a Note Purchase Agreement (the “Agreement”) with Morale Orchards, LLC, a limited liability company formed under the laws of the State of Oregon (“Morale”). The entire equity interest in Morale is beneficially owned by Leodis Matthews. The Agreement provides that Morale will purchase the Company’s one-year Convertible Promissory Notes in the aggregate face amount of $1,225,000 (the “Notes”), and five-year Warrants (the “Warrants”) to purchase shares of the Company’s common stock (the “Common Stock”). The aggregate purchase price for the Notes and Warrants is $1,000,000. Therefore, while the stated interest on the Notes is 0%, the actual interest rate is 22.5% because the Notes are being purchased at a discount from their face amount.
Pursuant to the terms of the Agreement, Morale purchased one Note in the principal amount of $612,500 on December 5, 2006, for which it paid $500,000 and will purchase the other Note in the principal amount of $612,500 on January 10, 2007, for which it will pay $500,000.
Each of the Notes is convertible into shares of the Company’s Common Stock at a per share conversion price initially equal to the closing price of a share of the Company’s Common Stock on the trading day prior to the date of issuance of such Note. The conversion right is exercisable during the period commencing 90 days prior to the maturity of each Note. Concurrently with the issuance of a Note, for no additional consideration, Morale will acquire Warrants to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock initially issuable on conversion of the associated Note. The Warrants become exercisable 180 days after the date of their issuance. The Note purchased by Morale on December 5, 2006 is convertible at the rate of $0.85 per share into 720,588 shares of the Company’s Common Stock and the Warrants are exercisable at the same per share price for 360,294 shares of the Company’s Common Stock.
Repayment of each Note is to be made monthly, at an amount equal to at least $3,750 for each Note. Additional payments may be made prior to maturity with no prepayment penalties. In the event the Company has not repaid each Note in full by the anniversary date of its issuance, the remaining balance shall be increased by 10% as an initial penalty, and the Company shall pay additional interest of 2.5% per month, compounded daily, for each month until such Note is paid in full.
Morale has piggyback registration rights pursuant to which Morale may require the Company to include the shares of the Company’s Common Stock issuable upon conversion of the Notes and exercise of the Warrants in certain future registration statements the Company may elect to file, subject to the right of the Company and/or its underwriters to reduce the number of shares to be included in such a registration in good faith based on market or other conditions.

The Company will pay for Morale’s expenses associated with the transactions contemplated by the Agreement of up to $10,000.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

10.1	Note Purchase Agreement between the Company and Morale Orchards LLC, dated as of December 5, 2006.

10.2	Form of Convertible Note

10.3	Form of Stock Purchase Warrant
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2006	SAVE THE WORLD AIR, INC.
	By:	/s/ Eugene E. Eichler
Eugene E. Eichler
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.1	Note Purchase Agreement between the Company and Morale Orchards, LLC, dated as of December 5, 2006.

10.2	Form of Convertible Note

10.3	Form of Stock Purchase Warrant